British Columbia	Ministry of Finance Corporate and Personal Property Registries www.corporateonline.gov.bc.ca	Mailing Address: PO BOX 9431 Stn Prov Govt Victoria BC V8W 9V3	Location: 2nd Floor - 940 Blanshard St. Victoria BC 250 356-8626
	Notice of Articles BUSINESS CORPORATIONS ACT		CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies J S Powell March 11, 2005

This Notice of Articles was issued by the Registrar on: March 11, 2005 01:16 PM Pacific Time Incorporation Number: BC0070974 Recognition Date: Incorporated on September 2, 1966

NOTICE OF ARTICLES

Name of Company: CROSSHAIR EXPLORATION & MINING CORP.

REGISTERED OFFICE INFORMATION

Mailing Address: SUITE 2300, 1066 WEST HASTINGS STREET VANCOUVER BC V6E 3X2	Delivery Address: SUITE 2300, 1066 WEST HASTINGS STREET VANCOUVER BC V6E 3X2

RECORDS OFFICE INFORMATION

Mailing address: SUITE 2300, 1066 WEST HASTINGS STREET VANCOUVER BC V6E 3X2	Delivery Address: SUITE 2300, 1066 WEST HASTINGS STREET VANCOUVER BC V6E 3X2

DIRECTOR INFORMATION
Last Name, First Name Middle Name: WEICKER, ROBERT (BOB) F. (name corrected, formerly WEICKER, BOB)
Mailing Address:	Delivery Address:

3000 WALTON AVENUE COQUITLAM BC V3B 6V6	3000 WALTON AVENUE COQUITLAM BC V3B 6V6

Last Name, First Name Middle Name: LEE, DAVID YING TAT

Mailing Address: 4018 WEST 38TH AVENUE VANCOUVER BC V6N 2Y9	Delivery Address: 4018 38th AVENUE VANCOUVER BC V6N 2Y9

Last Name, First Name Middle Name: MORABITO, MARK J. (name corrected, formerly MORABITO, MARK J.)

Mailing address: 580 ST. ANDREW'S PLACE WEST VANCOUVER BC V7S 1V8	Delivery Address: 580 ST. ANDREW'S PLACE WEST VANCOUVER BC V7S 1V8
Last Name, First Name Middle Name: SUJIR, JAY

Mailing Address: 1600 - 609 GRANVILLE STREET VANCOUVER BC V7Y 1C3	Delivery Address: 1600-609 GRANVILLE STREET VANCOUVER BC V7Y 1C3

Last Name, First Name Middle Name: WALLIS, STEWART

Mailing Address: 1419 - 133A STREET SURREY BC V4A 6A2	Delivery Address: 1419 - 133A STREET SURREY BC V4A 6A2
Last Name, First Name Middle Name: GUEST, PETER J
Mailing Address: 8329 GLEN ABBEY LANE WHISTLER BC V0N 1B8	Delivery Address: 8329 GLEN ABBEY LANE WHISTLER BC V0N 1B8

RESOLUTION DATES: Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares. September 8, 2004

AUTHORIZED SHARE STRUCTURE
1. No Maximum	COMMON Shares	Without Par Value
Without Special Rights or Restrictions attached